UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code   (952) 887-3131

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events and Regulation FD Disclosure

        Donaldson Company, Inc. announced today that it has acquired 100 percent of the shares of Western Filter Corporation.

        Western Filter, based in Valencia, California, designs and manufactures filters for hydraulic oil, fuel, lube oil, and coolant systems used in a wide array of commercial and military aircraft and helicopters, military ground vehicles, and naval shipboard systems. Western Filter expects its 2008 sales to be approximately $28 million.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press Release dated October 16, 2008 announcing the Company’s acquisition of Western Filter Corporation.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 16, 2008 announcing the Company’s acquisition of Western Filter Corporation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 16, 2008

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell

Name: Norman C. Linnell
Title: Vice President, General Counsel
and Secretary